Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,647,212)
Unrealized Gain (Loss) on Market Value of Futures	749,600
Dividend Income	105
Interest Income	1,032
Total Income (Loss)	$(896,475)

Expenses
General Partner Management Fees	$12,687
Professional Fees	7,773
Brokerage Commissions	4,550
Non-interested Directors' Fees and Expenses	166
Prepaid Insurance Expense	79
NYMEX License Fee	317
Total Expenses	25,572
Expense Waiver	(8,915)
Net Expenses	$16,657
Net Income (Loss)	$(913,132)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/15	$25,638,865
Net Income (Loss)	(913,132)

Net Asset Value End of Month	$24,725,733
Net Asset Value Per Share (400,000 Shares)	$61.81

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612